EXHIBIT A
                                       TO
                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT



                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                          BIOSTAR PHARMACEUTICALS, INC.

                              COMMON STOCK WARRANT

NO. __________                                                      ______, 2007

         BIOSTAR PHARMACEUTICALS, INC., a Maryland corporation (the "Company"), hereby certifies that ______________________________________, its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on the date on which a Conversion Price (as defined in Section 3(d) of Article SIXTH of the Certificate of Incorporation of the Company, as amended and in effect as of the date hereof ("Section 3(d)")) is first determinable under such
Section 3(d) (such time is hereinafter referred to as the "Effective Date") and terminating on the third anniversary of the date hereof (the "Termination Date") up to such number of shares (each, a "Share" and collectively the "Shares") of the Company's common stock, $.001 par value per Share (the "Common Stock") as shall be equal to the number of shares of Common Stock that one share of the Company's Series A Convertible Preferred Stock, $.001 par value per share (the "Preferred Stock") shall have been converted into pursuant to the conversion of Preferred Stock into Common Stock made at the option of the Holder pursuant to
Section 3(d)., at an exercise price per Share equal to 150% of the Conversion Price (as such Conversion Price may be adjusted pursuant to the terms of Section 3(d)) in effect at the time of exercise.(The purchase price per share of Common Stock calculated pursuant to the immediately preceding sentence is hereinafter referred to as the "Exercise Price.")

         1. Exercise of Warrant.

                  (a) The purchase right represented by this Common Stock Warrant (this "Warrant") is exercisable, in whole or in part, at any time and from time to time from and after the Effective Date through and including the Termination Date.

                  (b) Upon presentation and surrender of this Warrant, accompanied by a completed Election to Purchase in the form attached hereto as EXHIBIT A (the "Election to Purchase") duly executed, at the principal office of the Company currently located at _________________________________, (or such other office or agency of the Company within the United States as the Company may designate to the Holder) together with a check payable to, or wire transfer to, the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's transfer agent, as the case may be, shall within three (3) business days deliver to the Holder hereof certificates of fully paid and non-assessable Common Stock which in the aggregate represent the number of Shares being purchased. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. All or less than all of the purchase rights represented by this Warrant may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will at the Company's expense deliver to the Holder a new warrant entitling said holder to purchase the number of Shares represented by this Warrant which have not been exercised. This Warrant may only be exercised to the extent the Company has a sufficient number of Shares of Common Stock available for issuance at the time of any exercise.

         2. Warrant.

                  (a) Exchange, Transfer and Replacement. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

                  (b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

                  (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

                  (d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         3. Rights and Obligations of Holders of this Warrant. The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4. Registration Rights.

         (a) The Company, for a period of two years after the Conversion Date (as defined in Section 3(d)), will give written notice to each Holder of this Warrant or shares of Common Stock issued upon exercise of this Warrant ("Warrant Shares") not less than 20 days in advance of the initial filing of any registration statement under the Securities Act of 1933, as amended (other than a registration statement pertaining to securities issuable pursuant to employee stock option, stock purchase, or similar plans or a registration statement pertaining to securities issuable in connection with the acquisition of a business, whether through a merger, consolidation, acquisition of assets, or exchange of securities), covering any Common Stock or other securities of the Company, and will afford the Holder the opportunity to have included in such registration statement all or such part of the Warrant Shares issued or issuable upon exercise of this Warrant, as may be designated by written notice to the Company not later than ten days following receipt of such notice from the Company. The Company shall be entitled to exclude the Warrant Shares held by or issuable to the Holder from any one, but not more than one, such registration if either the Company or the underwriter in connection with offering to be made pursuant to such registration statement in its sole discretion decides that the inclusion of such shares will materially interfere with the orderly sale and distribution of the securities being offered under such registration statement by the Company. Notwithstanding the foregoing, the Company shall not be entitled to exclude the Warrant Shares held by or issuable to the Holder if shares of other shareholders are being included in any such registration statement and, in such circumstances, the Holder shall be entitled to include the Warrant Shares held by or issuable to the Holder on a pro-rata basis in the proportion that the number of Warrant Shares of Common Stock held by or issuable to the Holder bears to the shares of Common Stock held by all other shareholders, including shares in such registration statement. The Holder shall not be entitled to include shares in more than two registration statements pursuant to the provisions of this Section (3)(e), and all rights of any holder under this Section (3)(e) shall terminate after the holder has included shares of Common Stock in two registration statements pursuant to this Section (3)(e).

         (b) The Company will pay all out-of-pocket costs and expenses of any registration effected pursuant to the provisions of Section 5(a), including registration fees, legal fees, accounting fees, printing expenses (including such number of any preliminary and the final prospectus as may be reasonably requested), blue sky qualification fees and expenses, and all other expenses, except for underwriting commissions or discounts applicable to the shares of Common Stock being sold by the holder and the fees of counsel for the Holder, all of which shall be paid by the Holder.

5. Fractional Shares. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price.

6. Legends. Prior to issuance of the shares of Common Stock underlying this Warrant, all such certificates representing such shares shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

7. Disposition of Warrants or Shares; Lockup.

         (a) The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act of 1933, as amended. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

         (b) The Holder may not, without obtaining the prior written consent of the Company, directly or indirectly sell, offer to sell, grant an option for the sale of, transfer, assign, hypothecate, pledge, distribute or otherwise dispose of or encumber any Warrant Shares or any beneficial interest therein until at least 150 days following the Effective Date; provided, however, after the expiration of 90 days after the Effective Date a Holder may sell up to one-third of the Warrant Shares issued to such Holder upon exercise of this Warrant, and after the expiration of 120 days following the Effective Date a holder may sell up to an additional one-third of the Warrant Shares issued to such Holder.

8. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

9. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section
10):

                  IF TO THE COMPANY:

                  Biostar Pharmaceuticals, Inc.

                  [Address]
                  Attention:
                  Facsimile:

                  IF TO THE HOLDER:


         Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed in the State of Maryland.

11. Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12. Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

13. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

14. Modification and Waiver. This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

15. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

16. Assignment. Subject to prior written approval by the Company, this Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant, as Exhibit B hereto, and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

                      (SIGNATURE PAGE IMMEDIATELY FOLLOWS)

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                        BIOSTAR PHARMACEUTICALS, INC.

Date: __________, 2007                  By:____________________________________
                                        Name:
                                        Title:   President

--------------------------------------- ----------------------------------------

                                    EXHIBIT A
                                       TO
                               WARRANT CERTIFICATE


                              ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the Warrant

         The undersigned Holder hereby elects to purchase _______ Shares pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

           ----------------------------------------------------------
                     (Please type or print name and address)

           ----------------------------------------------------------
                 (Social Security or Tax Identification Number)

and delivered
to:_________________________________________________________________

-------------------------------------------------------------------.

         (Please type or print name and address if different from above)

         If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

         In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of BIOSTAR PHARMACEUTICALS, INC.

                                                HOLDER:

                                                By:_____________________________
                                                         Name:
                                                         Title:
                                                         Address:
----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------



Dated:_______________________
----------------------------------------------- --------------------------------

                                    EXHIBIT B
                                       TO
                                     WARRANT


                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of Biostar Pharmaceuticals, Inc., a Maryland corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Biostar Pharmaceuticals, Inc., a Maryland corporation, with full power of substitution of premises.



Dated:                                         By:______________________________
                                               Name:
                                               Title:
                                               (signature must conform to name
                                               of holder as specified on the
                                               fact of the  Warrant)


                                                        Address:
------------------------------------------------------- ------------------------






Signed in the presence of:




Dated: